CUSIP No. 016259103	Page 14 of 15

EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Alimera Sciences, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date: October 11, 2012

SOFINNOVA VENTURE PARTNERS VIII, L.P.,
a Delaware Limited Partnership

By:	SOFINNOVA MANAGEMENT VIII, L.L.C.,
a Delaware Limited Liability Company
Its General Partner

By:	/s/ Nathalie Auber
Nathalie Auber
Attorney-in-Fact

SOFINNOVA MANAGEMENT VIII, L.L.C., a Delaware Limited Liability Company

By:	/s/ Nathalie Auber
Nathalie Auber
Attorney-in-Fact

DR. JAMES I. HEALY
DR. MICHAEL F. POWELL
DR. GARHENG KONG

By:	/s/ Nathalie Auber
Nathalie Auber
Attorney-in-Fact